AMENDMENT NO. 3 TO
ADVISORY SERVICES AGREEMENT

AMENDMENT NO. 3 TO ADVISORY SERVICES AGREEMENT, effective as of January 1, 2009, by and between BERKSHIRE INCOME REALTY, INC., a Maryland corporation (the “Company”), and BERKSHIRE PROPERTY ADVISORS, L.L.C., a Delaware limited liability company the (“Advisor”).
WITNESSETH:

WHEREAS, the Company and the Advisor entered into that certain Advisory Services Agreement dated as of January 9, 2003 (as amended to date, the “Advisory Agreement”), pursuant to which the Advisor is entitled to reimbursement of certain expenses; and
WHEREAS, the Advisor has adopted, to be effective as of January 1, 2010, a long-term incentive compensation program, for its and its affiliates' employees, known as the Berkshire Property Advisors, L.L.C. Supplemental Long-Term Incentive Plan (the “Supplemental Plan”), for the purpose of encouraging the employees' efforts on behalf and for the benefit of the Company, directly or indirectly, through payments of compensation in amounts measured by the performance of the Company's wholly-owned subsidiary, Berkshire Income Realty-OP, L.P., subsequent to December 31, 2009; and
WHEREAS, the Advisor has adopted, to be effective as of January 1, 2010, a bonus plan, for its and its affiliates' employees, known as the Berkshire Property Advisors, L.L.C. BIR Sale Bonus Plan (collectively with the Supplemental Plan, the “Plans”), for the purpose of encouraging the employees' efforts on behalf and for the benefit of the Company through payments of compensation only on a liquidity event, such as a sale or initial public offering, directly or indirectly, of Berkshire Income Realty-OP, L.P.; and
WHEREAS, the parties are desirous of amending certain provisions of the Advisory Agreement, to allocate responsibility for payments under the Plans;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree that Section 9(d) of the Advisory Agreement shall be and hereby is amended to read in its entirety as follows:
1.    Section 9(c) of the Advisory Agreement shall be and hereby is amended to read in its entirety as follows:
(c)    Subordination. No asset management fee or acquisition fee under Section 9(a) or 9(b), or LTIP reimbursement under Section 9(d), shall be payable to the Advisor during any time when any amounts payable on the Preferred Shares then due have not been paid in full.
2.    Section 9(d) of the Advisory Agreement shall be and hereby is amended to read in its entirety as follows:
(d)    Reimbursement of Expenses. The Company shall reimburse the Advisor for (a) the out-of-pocket expenses of the Advisor of goods, materials and services used for or by the Company; (b) the cost of administrative services rendered to the Company by the Advisor which are necessary to the prudent operation of the Company, such as legal, accounting, computer, transfer agent and other services that could be performed directly for the Company by independent parties; and (c), subject to the procedures and conditions set forth below, long-term incentive compensation paid to employees of the Advisor and its affiliates under the Berkshire Property Advisors, L.L.C. Supplemental Long-Term Incentive Plan (the

“Supplemental Plan”) or Berkshire Property Advisors, L.L.C. BIR Sale Bonus Plan (the “Sale Bonus Plan” and collectively with the Supplemental Plan, the “Plans”, and any such reimbursement in respect of either of the Plans, an “LTIP reimbursement”). LTIP reimbursements shall be paid to the Advisor after reasonable notice and demand on the date a corresponding amount of payment will become payable under the Plans (or, if earlier, on a Sale of Berkshire Income Realty-OP, L.P., as that term is defined in the applicable Plan). LTIP reimbursements attributable to payments under the Supplemental Plan not payable when otherwise due because of the annual limitation on total payments (described further below) or not immediately payable under either of the Plans as a result of Section 9(c) of this Agreement shall nevertheless accrue, with interest at an annual rate of seven percent (7%) compounded annually; provided, however, that on liquidation of the Company and in furtherance of Section 9(c), no such accrual shall affect the Company's ability or authority to pay any amounts payable on the Preferred Shares. Advisor represents and warrants that under the Supplemental Plan no more than $4,000,000 of payments will become payable in any calendar year except in the case of a Sale (as defined in the Supplemental Plan). Advisor agrees it shall not cause or permit the Supplemental Plan to be amended in any respect which would increase the annual amount of payments to exceed that limitation when applicable except with the prior approval of the Board of Directors.
Except as specifically set forth herein, the Advisory Agreement remains in full force and effect without modification, and the parties hereto hereby ratify and affirm the Advisory Agreement.
IN WITNESS WHEREOF, the parties have executed this Amendment, to take effective as of the date first written above as a sealed instrument.
BERKSHIRE INCOME REALTY, INC.        BERKSHIRE PROPERTY ADVISORS, L.L.C.

By: /s/ Christopher M. Nichols         By: /s/ David C. Quade

Name: Christophe M. Nichols            Name: David C. Quade

Title: Vice President                Title: Executive Vice President